                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Del Global Technologies Corp.
Chicago, Illinois

We consent to the  incorporation  by reference in  Registration  Statements on
Form S-8 (No 333-38024,  No.  333-69723,  No. 033-09133,  No.  033-65439,  No.
033-78910,  No. 033-52088,  and No. 033-19772),  on Form S-1 (No.  333-113866)
and on Form  S-3 (No.  333-38042)  of Del  Global  Technologies  Corp.  of our
report  dated  September  27,  2007,  relating to the  consolidated  financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois

October 11, 2007